EXHIBIT NUMBER 5.1

LOLA MIRANDA HALE
TEL: 312.499.1440
FAX: 312.827.9540
LHALE@EBGLAW.COM@EBGLAW.COM

November 24, 2008

Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054

Re:	Sharps Compliance Corp. 1993 Stock Plan

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 500,000 shares of common stock, par value $0.01 per share (the “Shares”) of Sharps Compliance Corp., a Delaware corporation (the “Company”), issuable under the Company’s 1993 Stock Plan (the “Plan”).

We have examined the Certificate of Incorporation, and the By-laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of records of the meetings of the Board of Directors and stockholders of the Company, as provided to us by the Company, the Registration Statement, the Plan and such other documents relating to the Company as we have deemed material for the purposes of rendering this opinion.

In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures, (i) the authenticity and completeness of all documents, corporate records, certificates, and other instruments submitted to us, (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to such original documents, records, certificates and other instruments, and that all such original documents, records, certificates and other instruments were authentic and complete, (iv) the legal capacity and competence of all signatories to such documents, (v) that, to the extent applicable, all such documents are the legal, valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms, (vi) that no such documents have been amended or terminated orally or in writing except as has been disclosed to us, (vii) that the statements contained in the certificates and comparable documents for public officials, officers and representatives of the Company on which we have relied for purposes of this opinion, are true, complete and correct, (viii) that the officers and directors of the Company have properly exercised their fiduciary duties, and (ix) that all of the Shares will be issued for the consideration permitted under the Plan as currently in effect and that none of the shares will be issued for less than the par value of the stock. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of the officers of the Company.

We further assume that the appropriate action will be taken, prior to the offering and sale of the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion as to the laws of any state or jurisdiction other than the laws of the State of Illinois, the State of Texas, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

It is understood that this opinion is only to be used in connection with the offer and sale of Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this Opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated by the Commission. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any changes after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if any such changes may affect the legal analysis or legal conclusion or other matters set forth in this opinion.

Very Truly Yours,

EPSTEIN BECKER & GREEN, P.C.

By:	By:
William H. Venema, a Shareholder	Lola Miranda Hale, a Partner